UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 4, 2013

Clearfield, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 3 and 5 through 8 are not applicable and therefore omitted.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 4, 2013, Clearfield, Inc. (the “Company”) dismissed its independent public accounting firm, Grant Thornton LLP.  The dismissal was approved by the Company’s Audit Committee, which has sole authority and responsibility with respect to the selection, engagement and dismissal of the Company’s independent registered public accounting firm.

During the two most recent fiscal years and the subsequent interim period through December 4, 2013, there have been no disagreements between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference thereto in its reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through December 4, 2013, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K). Neither of the reports of Grant Thornton LLP on the financial statements for each of the fiscal years ended September 30, 2013 and 2012 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The Company requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated December 5, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On December 4, 2013, the Audit Committee approved the engagement of Baker Tilly Virchow Krause, LLP as the Company’s new independent registered public accounting firm.  During the fiscal years ended September 30, 2013 and 2012 and the subsequent interim period through December 4, 2013, the Company did not consult with Baker Tilly Virchow Krause, LLP regarding any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated December 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARFIELD, INC.

By:	/s/ Daniel R. Herzog
Daniel R. Herzog Chief Financial Officer

Date:  December 5, 2013